================================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                 AMENDMENT NO. 1
                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) - AUGUST 12, 1999
                                                          ---------------


                            INFORMATION HOLDINGS INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         DELAWARE                     1-14371                  06-1518007
---------------------------           -------                  ----------
(State or other jurisdiction     (Commission File            (IRS Employer
      of incorporation)                Number)             Identification No.)


2777 SUMMER STREET, SUITE 209, STAMFORD, CONNECTICUT                  06905
----------------------------------------------------           -----------------
     (Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (203) 961-9106





================================================================================

ITEM 7.  FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

(a)      Financial Statements of Business Acquired

The following financial statements are included herein:

I.       Financial Statements of Master Data Center, Inc.

         Report of Independent Auditors
         Balance Sheets as of December 31, 1998 and June 30, 1999 (unaudited) Statements of Operations for the Periods January 1, 1998 through
                  November 27, 1998 and November 27, 1998 through December 31, 1998 and for the Six Months Ended June 30, 1999 (unaudited)
         Statements of Cash Flows for the Periods January 1, 1998 through
                  November 27, 1998 and November 27, 1998 through December 31, 1998 and for the Six Months Ended June 30, 1999 (unaudited)
         Notes to Financial Statements

(b)      Pro Forma Financial Information

The following pro forma financial information is included herein:

I. Pro Forma Condensed Consolidated Financial Statements of Information Holdings Inc.

         Introduction
         Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1998 and for the Six Months Ended June 30, 1999
         Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1999 Notes to Pro Forma Consolidated Financial Statements

(c)      Exhibit

                  23.1     Consent of Ernst & Young LLP

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  INFORMATION HOLDINGS INC.


Dated:  October 26, 1999          By:          /S/ MASON P. SLAINE
                                      ----------------------------------------
                                      Name: Mason P. Slaine
                                      Title: President

                         Report of Independent Auditors


Board of Directors
Pearson Plc.

We have audited the accompanying balance sheet of Master Data Center, Inc. (the Company) an indirectly wholly-owned subsidiary of Pearson, Plc. (the Successor) as of December 31, 1998 and the related statements of operations and cash flows for the periods of November 28, 1998 through December 31, 1998, and for the period in which the Company was a wholly-owned subsidiary of Viacom Inc. (the Predecessor) of January 1, 1998 through November 27, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Master Data Center, Inc., at December 31, 1998 and the results of its operations and its cash flows for the period November 28, 1998 through December 31, 1998 and for the Predecessor for the period January 1, 1998 through November 27, 1998 in conformity with generally accepted accounting principles.



/s/Ernst & Young LLP



August 5, 1999, except for Note 1
which is dated August 12, 1999

                            MASTER DATA CENTER, INC.

                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                             ECEMBER 31             JUNE 30
                                                                   1998                1999
ASSETS                                                                          (UNAUDITED)
CURRENT ASSETS:
     Accounts receivable                                     $    5,016         $     6,182
     Prepaid expenses                                               148                 214
                                                             ----------         -----------
Total current assets                                              5,164               6,396

Property and equipment, net (NOTE 3)                                  5                   5
Intangible assets, net (NOTE 1)                                  15,735              15,345
Goodwill, net (NOTE 1)                                           33,554              32,714
Other assets                                                         94                 116
                                                             ----------         -----------
TOTAL                                                        $   54,552         $    54,576
                                                             ----------         -----------
                                                             ----------         -----------

LIABILITIES AND PEARSON PLC. EQUITY INVESTMENT

CURRENT LIABILITIES:
     Annuity tax payment services payable                    $   10,777         $    12,309
     Other accounts payable                                         272                 230
     Accrued expenses and other liabilities (NOTES 4 AND 7)       3,496               3,767
                                                             ----------         -----------
Total current liabilities                                        14,545              16,306

Deferred tax liabilities (NOTE 7)                                 6,293               6,137

Pearson Plc. equity investment                                   33,714              32,133
                                                             ----------         -----------
TOTAL                                                        $   54,552         $    54,576
                                                             ----------         -----------
                                                             ----------         -----------

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                            MASTER DATA CENTER, INC.

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                            PREDECESSOR             SUCCESSOR         SIX MONTHS
                                                                COMPANY               COMPANY              ENDED
                                                              JANUARY 1           NOVEMBER 28            JUNE 30
                                                                 1998 -                 1998-               1999
                                                            NOVEMBER 27           DECEMBER 31        (UNAUDITED)
1998 1998

Revenues                                               $          7,114      $            725    $         3,998
Cost of sales                                                     3,105                   329              2,151
                                                       ----------------      ----------------    ---------------
Gross profit                                                      4,009                   396              1,847
                                                       ----------------      ----------------    ---------------
Operating expenses:
     Selling, general and administrative                          1,265                   188                695
     Depreciation and amortization                                1,021                   213              1,230
                                                       ----------------      ----------------    ---------------
Total operating expenses                                          2,286                   401              1,925
                                                       ----------------      ----------------    ---------------
Income (loss) from operations                                     1,723                   (5)               (78)
Provision for income taxes                                          949                    55                305
                                                       ----------------      ----------------    ---------------
Net income (loss)                                      $            774      $           (60)    $         (383)
                                                       ----------------      ----------------    ---------------
                                                       ----------------      ----------------    ---------------

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                            MASTER DATA CENTER, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                            PREDECESSOR             SUCCESSOR         SIX MONTHS
                                                                COMPANY               COMPANY              ENDED
                                                              JANUARY 1           NOVEMBER 28            JUNE 30
                                                                 1998 -                 1998-               1999
                                                            NOVEMBER 27           DECEMBER 31        (UNAUDITED)
                                                                   1998                  1998

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)                                    $         774      $           (60)    $         (383)
Adjustments to reconcile net income (loss) to
 net cash provided by (used in) operating activities:
     Depreciation and amortization                                1,021                   213              1,230
     Deferred income taxes                                           35                  (27)              (156)
     Changes in operating assets and liabilities:
         Accounts receivable                                        887               (2,694)            (1,166)
         Prepaid expenses                                         (125)                    17               (66)
         Other assets                                                 -                  (43)               (22)
         Accounts payable                                       (6,646)                 8,206              1,490
         Accrued expenses and other liabilities                   7,139               (6,386)                271
                                                          -------------      ----------------    ---------------
Net Cash Provided by (Used in) operating activities               3,085                 (774)              1,198
                                                          -------------      ----------------    ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net distributions (to) from Viacom Inc./
         Pearson Plc.                                           (3,404)                   746            (1,198)
     Amounts paid by Viacom Inc./Pearson Plc.                       319                    28                  -
                                                          -------------      ----------------    ---------------
Net Cash (Used in) Provided by financing activities             (3,085)                   774            (1,198)
                                                          -------------      ----------------    ---------------

Net change in cash                                                    -                     -                  -
Cash at beginning of period                                           -                     -                  -
                                                          -------------      ----------------    ---------------
Cash at end of period                                     $           -      $              -    $             -
                                                          -------------      ----------------    ---------------
                                                          -------------      ----------------    ---------------

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                            MASTER DATA CENTER, INC.

                          NOTES TO FINANCIAL STATEMENTS
          (INFORMATION AS OF JUNE 30, 1999 AND FOR THE SIX MONTHS ENDED
                           JUNE 30, 1999 IS UNAUDITED)

                                 (IN THOUSANDS)

1. ORGANIZATION AND BASIS OF PRESENTATION

Master Data Center, Inc. ("MDC" or the "Company") is a provider of intellectual property services and software. The Company provides annuity tax payment services for owners of intellectual property in domestic and foreign markets and patent and trademark management software for the management of intellectual property. The Company also provides other related services including training and product maintenance.

MDC is an indirect wholly owned subsidiary of Pearson Plc. ("Pearson" or the "Successor") which acquired the Company from Viacom Inc. ("Viacom" or the "Predecessor") on November 27, 1998. The allocated purchase price of $33 million in connection with Pearson's acquisition from the Predecessor on November 27, 1998 was preliminarily allocated to acquired net assets based upon the estimates of their respective fair market value as follows:

Accounts receivable and prepaid expenses
                                               $       2,487
Property and equipment and capitalized
   software                                               63
Goodwill                                              33,695
Customer list                                         15,800
Liabilities assumed                                  (19,045)
                                            -------------------
                                               $      33,000
                                            -------------------
                                            -------------------

The allocation of the purchase price on November 27, 1998 described above was a non-cash transaction as the $33 million purchase price resulted in an increase in the Pearson Plc. Equity investment account.

Goodwill and the customer list are being amortized over 20 years. Goodwill and other intangible amortization expense was $140 and $65 for the period from November 28, 1998 through December 31, 1998, respectively.

The financial statements for the period from January 1, 1998 through November 27, 1998 are presented on the Company's previous basis of accounting. Viacom allocated the excess cost over fair value of the net tangible assets acquired to goodwill and the customer list, which prior to November 27, 1998 was being amortized over 20 years. Goodwill and other intangible amortization expense for the period January 1, 1998 through November 27, 1998 was $601 and $340, respectively.

                            MASTER DATA CENTER, INC.

          (INFORMATION AS OF JUNE 30, 1999 AND FOR THE SIX MONTHS ENDED
                           JUNE 30, 1999 IS UNAUDITED)

                                 (IN THOUSANDS)

1. ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

On May 14, 1999, Pearson entered into an agreement to sell the stock of the Company to Information Holdings Inc. ("Information Holdings") for $33 million in cash. The transaction was completed on August 12, 1999.

2. SIGNIFICANT ACCOUNTING POLICIES AND RECENT ACCOUNTING PRONOUNCEMENTS

INTERIM FINANCIAL STATEMENTS

The balance sheet as of June 30, 1999 and the statements of operations and cash flows for the six months ended June 30, 1999 are unaudited and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments necessary to present fairly the information set forth therein, which consists solely of normal recurring adjustments. The results of operations for the interim periods are not necessarily indicative of results for the full year.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of sales and expenses during the reporting period. Actual results could subsequently differ from those estimates.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of individual assets.

                            MASTER DATA CENTER, INC.

          (INFORMATION AS OF JUNE 30, 1999 AND FOR THE SIX MONTHS ENDED
                           JUNE 30, 1999 IS UNAUDITED)

                                 (IN THOUSANDS)

GOODWILL AND INTANGIBLES

The Company periodically assesses the recoverability of intangibles based on its expectations of future profitability and the undiscounted cash flow of operations. These factors, along with management's plans with respect to operations, are considered in assessing the recoverability of goodwill and other intangibles. If the Company determines, based on such measures, that the carrying amount is impaired, the goodwill and intangibles will be written down to its recoverable value with a corresponding charge to earnings. During the periods presented no impairment writedowns were incurred.

SOFTWARE DEVELOPMENT COSTS

Capitalized software is stated at the lower of cost or net realizable value. Principally all software development activities are performed by independent third parties. The Company capitalizes costs of developing and enhancing its software products after the determination of technological feasibility, which includes the completion of a detail program design in accordance with Statement of Financial Accounting Standards No. 86 ("SFAS 86") "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Development costs incurred prior to the determination of technological feasibility are expensed as incurred as research and development costs. Amortization of capitalized software costs commences once the intended product or release is available for sale and is amortized ratably over a 3 year period.

REVENUE RECOGNITION

Revenue from annuity tax payment services is recognized in the period when the related annuity tax payments are made to various regulatory agencies. Amounts collected from annuity tax customers include a fee for such services which is recorded as revenue. The amounts passed through to the various regulatory agencies for annuity tax payment services during the periods of November 28, 1998 through December 31, 1998, January 1 through November 27, 1998 and for the six months ended June 30, 1999 approximated $2,327, $55,122, and $34,846, respectively.

Software license revenue is recognized upon shipment, provided no significant future obligations exist and collection is probable. Software maintenance and training revenues are recognized ratably over the service period. Deferred revenue primarily represents the unearned portion of revenue related to software maintenance.

                            MASTER DATA CENTER, INC.

          (INFORMATION AS OF JUNE 30, 1999 AND FOR THE SIX MONTHS ENDED
                           JUNE 30, 1999 IS UNAUDITED)

                                 (IN THOUSANDS)


ADVERTISING EXPENSES

The Company expenses advertising costs as they are incurred. Advertising expenses for the periods of November 28, 1998 through December 31, 1998 and January 1, 1998 through Novemer 27, 1998 were $7 and $86, respectively.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the FASB issued Statement of Financial Accounting Standards No. SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 will be required to be adopted in years beginning after June 15, 2000. SFAS 133 will require the Company to recognize all derivatives on the balance sheet at fair value. The Company does not anticipate that the adoption of this SFAS will have a significant effect on its results of operations or financial position.

3. PROPERTY AND EQUIPMENT

Property and Equipment consists primarily of office furniture. The cost and accumulated depreciation approximated $5 and $1 at December 31, 1998

Depreciation expense was $3 for the eleven month period ended November 27, 1998 and $1 for the period November 28, 1998 through December 31, 1998.

4. ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other liabilities are comprised of the following at December 31, 1998:

             Bank overdrafts                          $2,107
             Accrued compensation                        479
             Deferred revenue                            743
             Other accrued expenses                      167
                                                  -------------
                                                      $3,496
                                                  -------------
                                                  -------------

                            MASTER DATA CENTER, INC.

          (INFORMATION AS OF JUNE 30, 1999 AND FOR THE SIX MONTHS ENDED
                           JUNE 30, 1999 IS UNAUDITED)

                                 (IN THOUSANDS)

5. VIACOM/PEARSON EQUITY INVESTMENT

An analysis of the Viacom/Pearson equity investment activity is as follows:

                                                    PREDECESSOR             SUCCESSOR
                                                      COMPANY                COMPANY
                                                  JANUARY 1, 1998-     NOVEMBER 28, 1998-
                                                 NOVEMBER 27, 1998      DECEMBER 31, 1998
                                            ----------------------------------------------------
Balances as of the beginning of the
    period                                               $4,585           $         -
Net earnings                                                774                   (60)
Net Capital Contribution                                      -                33,000
Net distributions (to)/from
    Viacom/Pearson                                       (3,404)                  746
Allocated charges from
    Viacom/Pearson                                          319                    28
                                            ----------------------------------------------------
Balances as of the end of the period                     $2,274               $33,714
                                            ----------------------------------------------------
                                            ----------------------------------------------------


Viacom/Pearson funds the working capital requirements of the Company based upon a centralized cash management system. The equity investment account includes accumulated equity as well as any payables and receivables due to/from Viacom/Pearson resulting from cash transfers and other intercompany activity. No interest was charged to the Company on intercompany balances.

6. RELATED PARTY TRANSACTIONS

Viacom/Pearson provided the Company with certain general and administrative services including insurance, legal, financial and other corporate functions. Allocated charges for such services were $58 for the eleven month period ending November 27, 1998 and $7 for the period of November 28, 1998 through December 31, 1998.

Viacom/Pearson sponsor a noncontributory defined benefit pension plan covering substantially all of its employees, including employees of the Company. Retirement benefits are based principally on years of service and salary. Viacom/Pearson charged the Company for pension expense of $44 for the eleven month period ended November 27, 1998 and $7 for the period November 28, 1998 through December 31, 1998.

                            MASTER DATA CENTER, INC.

          (INFORMATION AS OF JUNE 30, 1999 AND FOR THE SIX MONTHS ENDED
                           JUNE 30, 1999 IS UNAUDITED)

                                 (IN THOUSANDS)

6. RELATED PARTY TRANSACTIONS (CONTINUED)

Viacom/Pearson also provide other employee benefits to MDC's employees, including certain post employment benefits, medical and dental insurance costs and contributions to a 401(k) savings plan. Viacom/Pearson charged the Company $217 for the eleven month period ended November 27, 1998 and $14 for the period November 28, 1998 through December 31, 1998 for these benefits.

Management believes that the methodologies used to allocate charges for the services described above are reasonable.

7. INCOME TAXES

The Company has been included in consolidated federal, state and local income tax returns filed by Viacom/Pearson. However, the tax expense reflected in the statement of operations and tax liabilities reflected in the balance sheet have been prepared on a separate return basis as though the Company had filed stand-alone income tax returns. The current income tax liabilities of $82 for the period presented have been reflected in the accrued expenses and other liabilities in the balance sheet.

Components of the provision for income taxes are as follows:

                                     PREDECESSOR            SUCCESSOR
                                       COMPANY               COMPANY
                                   JANUARY 1, 1998-    NOVEMBER 28, 1998-
                                  NOVEMBER 27, 1998     DECEMBER 31, 1998
                             ---------------------------------------------------
Current:
   Federal                                  $800                  $72
   State                                     114                   10
                             ---------------------------------------------------
Total current                                914                   82
Deferred:
   Federal                                    31                  (24)
   State                                       4                   (3)
                             ---------------------------------------------------
Total deferred                                35                  (27)
                             ---------------------------------------------------
Provision for income taxes                  $949                  $55
                             ---------------------------------------------------
                             ---------------------------------------------------

                            MASTER DATA CENTER, INC.

          (INFORMATION AS OF JUNE 30, 1999 AND FOR THE SIX MONTHS ENDED
                           JUNE 30, 1999 IS UNAUDITED)

                                 (IN THOUSANDS)

7. INCOME TAXES (CONTINUED)

The Company's provision for income taxes differed from the amount computed by applying the statutory tax rate to operating income/(loss) as follows:

                                                    PREDECESSOR                   SUCCESSOR
                                                      COMPANY                      COMPANY
                                                  JANUARY 1, 1998-           NOVEMBER 28, 1998-
                                                 NOVEMBER 27, 1998            DECEMBER 31, 1998
                                            ----------------------------------------------------------

Federal statutory tax rate                             $603                         $(2)
Amortization of nondeductible goodwill                  210                          49
State taxes (net of federal benefit) and
   other                                                136                           8
                                            ----------------------------------------------------------
                                            ----------------------------------------------------------
                                                       $949                         $55
                                            ----------------------------------------------------------
                                            ----------------------------------------------------------

Deferred taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 1998 are as follows:

Current deferred tax assets:
   Allowance for doubtful accounts and other      $        4
Noncurrent deferred liabilities:
   Intangible asset bases differences                 (6,293)
                                            -------------------
Net deferred tax liabilities                         $(6,289)
                                            -------------------
                                            -------------------

                            MASTER DATA CENTER, INC.

          (INFORMATION AS OF JUNE 30, 1999 AND FOR THE SIX MONTHS ENDED
                           JUNE 30, 1999 IS UNAUDITED)

                                 (IN THOUSANDS)

8. COMMITMENTS

The Company has long-term noncancelable lease commitments for office space and equipment which expire at various dates.

At December 31, 1998, minimum rental payments under noncancelable leases are as follows:

1999                                                    $246
2000                                                     143
2001 and thereafter                                        -
                                            -------------------
                                                        $389
                                            -------------------
                                            -------------------

Rent expense was $218 for the eleven month period ended November 27, 1998 and $20 for the period November 28, 1998 through December 31, 1998.

9. FORWARD CONTRACTS

At December 31, 1998, the Company had entered into forward contracts to acquire various international currencies aggregating approximately $7.1 million. Such forward contracts have been designated as hedges for future annual patent payments to related international regulatory agencies.

                            INFORMATION HOLDINGS INC.

         Unaudited Pro Forma Condensed Consolidated Financial Statements

         The following unaudited pro forma condensed consolidated statements of operations of Information Holdings Inc. for the year ended December 31, 1998 and for the six months ended June 30, 1999 and the unaudited pro forma condensed consolidated balance sheet as of June 30, 1999 give effect to the acquisition of Master Data Center, Inc. as if it occurred on January 1, 1998. The unaudited condensed consolidated financial statements give effect to the acquisition under the purchase method of accounting and the assumptions in the accompanying notes to the condensed consolidated financial statements.

         The unaudited pro forma condensed consolidated financial statements have been prepared by the Company's management. The unaudited pro forma condensed consolidated financial statements are not designed to represent and do not represent what the Company's results of operations and financial position would have been had the aforementioned transaction been completed as of the date or at the beginning of the period indicated or to project the Company's results of operations or financial position at any future date or any future period. The pro forma condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes contained in the Company's 1998 Annual Report on Form 10-K, Form 10-Q, and the MDC financial statements included herein.

                            INFORMATION HOLDINGS INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                               DECEMBER 31, 1998
                        (IN THOUSANDS EXCEPT SHARE DATA)


                                         INFORMATION  MASTER       PRO FORMA        PRO FORMA
                                         HOLDINGS     DATA CENTER  ADJUSTMENTS      CONSOLIDATED
Revenues                                 $ 46,651     $ 7,839                       $54,490

Cost of sales                              11,707       3,434                        15,141
                                      -----------     -------                       -------
Gross profit                               34,944       4,405                        39,349
                                      -----------     -------                       -------
Operating expenses:

  Selling, general and administrative      24,871       1,453                        26,324

  Depreciation and amortization             5,313       1,234      $  1,644(1)        8,191

  Severance and special bonuses             1,050        --            --             1,050
                                      -----------     -------      --------         -------

Total operating expenses                   31,234       2,687         1,644          35,565
                                      -----------     -------      --------         -------
Income (loss) from operations               3,710       1,718        (1,644)          3,784
                                      -----------     -------      --------         -------
Other income (expense):
  Interest income (expense), net            1,117        --            (570)(2)         547
                                      -----------     -------      --------         -------
Income (loss) before income taxes           4,827       1,718        (2,214)          4,331

Provision (benefit) for income taxes           42       1,004          (843)(3)         203
                                      -----------     -------      --------         -------
Net income (loss)                     $     4,785     $   714      $ (1,371)        $ 4,128
                                      -----------     -------      --------         -------
                                      -----------     -------      --------         -------
Earnings per share                    $      0.28                                   $  0.24
 (basic and diluted)                  -----------                                   -------
                                      -----------                                   -------




THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                            INFORMATION HOLDINGS INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                 JUNE 30, 1999
                        (IN THOUSANDS EXCEPT SHARE DATA)

                                           INFORMATION       MASTER               PRO FORMA        PRO FORMA
                                           HOLDINGS          DATA CENTER          ADJUSTMENTS      CONSOLIDATED
Revenues                                   $   25,032        $    3,998                            $   29,030
Cost of sales                                   6,743             2,151                                 8,894
                                           ----------        ----------                            ----------
Gross profit                                   18,289             1,847                                20,136
                                           ----------        ----------                            ----------
Operating expenses:
  Selling, general and administrative          13,682               695                                14,377
  Depreciation and amortization                 2,058             1,230           $    165  (1)         3,453
                                           ----------        ----------           --------         ----------
Total operating expenses                       15,740             1,925                165             17,830
                                           ----------        ----------           --------         ----------
Income (loss) from operations                   2,549              (78)              (165)              2,306
                                           ----------        ----------           --------         ----------
Other income (expense):
  Interest income (expense), net                1,107                 -              (742)  (2)           365
  Other expense                                  (18)                 -                  -               (18)
                                           ----------        ----------           --------         ----------
Income (loss) before income taxes               3,638              (78)              (907)              2,653
Provision (benefit) for income taxes            1,419               305              (527)  (3)         1,197
                                           ----------        ----------           --------         ----------
Net income (loss)                          $    2,219        $    (383)           $  (380)         $    1,456
                                           ----------        ----------           --------         ----------
                                           ----------        ----------           --------         ----------
Earnings per share                         $     0.13                                              $     0.09
 (basic and diluted)                       ----------                                              ----------
                                           ----------                                              ----------



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                            INFORMATION HOLDINGS INC.

                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                          JUNE 30, 1999 (IN THOUSANDS)

                                          INFORMATION   MASTER       PRO FORMA         PRO FORMA HOLDINGS
                                          HOLDINGS      DATA CENTER  ADJUSTMENTS       CONSOLIDATED
Cash and equivalents                      $ 54,730                   $(33,000)(4)      $ 21,730
Accounts receivable                          7,117      $ 6,182          --              13,299
Other current assets                         8,816          214          --               9,030
                                          --------      -------      --------          --------

Total current assets                        70,663        6,396       (33,000)           44,059
Intangible assets, including
  goodwill, net                             23,565       48,059        12,590 (4)        84,214
Other long-term assets                       9,152          121          --               9,273
                                          --------      -------      --------          --------

Total assets                              $103,380      $54,576      $(20,410)         $137,546
                                          --------      -------      --------          --------
                                          --------      -------      --------          --------

Annuity tax payment services payable                    $12,309                        $ 12,309
Other current liabilities                 $ 12,991        3,997      $  2,000 (4)        18,988
Long-term liabilities                        3,377        6,137         9,723 (4)        19,237
                                          --------      -------      --------          --------

Total liabilities                           16,368       22,443        11,723            50,534

Common stock                                   169         --            --                 169
Paid in capital                             84,750       32,133       (32,133)(4)        84,750
Retained earnings                            2,093         --            --               2,093
                                          --------      -------      --------          --------

Total equity                                87,012       32,133       (32,133)           87,012
                                          --------      -------      --------          --------

Total liabilities and equity              $103,380      $54,576      $(20,410)         $137,546
                                          --------      -------      --------          --------
                                          --------      -------      --------          --------



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                            INFORMATION HOLDINGS INC.

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.       PRO FORMA ADJUSTMENTS

For purposes of determining the pro forma effect of the acquisition of Master Data Center, Inc. on Information Holdings Inc.'s ("IHI") Condensed Consolidated Statements of Operations for the year ended December 31, 1998 and for the six months ended June 30, 1999 and the Condensed Consolidated Balance Sheet as of June 30, 1999, the following adjustments have been made (IN THOUSANDS):

                                                                                Six Months
                                                              Year Ended            Ended             As of
                                                              12/31/98          06/30/99            06/30/99

(1) - Represents incremental amortization of
acquired intangible assets of MDC, amortized
over 20 years                                                    $1,644           $165

(2) - Represents a reduction in the interest income
recorded by Information Holdings Inc. on a cash
balance of $33 million, which reflects the acquisition
cost of MDC, at an average rate of 4.5%.
(Interest for the period ended December 31, 1998 is
calculated from the date subsequent to IHI's Initial
Public Offering on August 12, 1998)                                 570            742

(3) - Represents the income tax benefit of the tax
deductible components of items (1) and (2) above,
at a tax rate of 39%. A portion of incremental
amortization above is not tax deductible                           (843)          (527)

(4) - Represents adjustment to reflect purchase of
MDC based on a preliminary allocation of the purchase
price as follows - debit (credit):
         Cash - acquisition cost                                                                    (33,000)
         Intangible assets - adjustment to reflect excess purchase price                             12,590
         Current liabilities - costs associated with acquisition                                     (2,000)
         Deferred taxes - purchase accounting adjustment                                             (9,723)
         Paid in capital - eliminate prior owner's equity                                            32,133


                            INFORMATION HOLDINGS INC.

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


2.       EARNINGS PER SHARE

     Earnings per share is calculated by dividing the net income by the weighted average outstanding shares during the period. The weighted average outstanding shares during the period are calculated as follows:



                                         December 31            June 30
                                                1998               1999
Basic:
Shares outstanding                        16,943,189         16,943,189
                                          ----------         ----------
                                          ----------         ----------

Dilutive:
Shares outstanding                        16,943,189         16,943,189
Common stock equivalents                           -            180,250
                                          ----------         ----------
                                          16,943,189         17,123,439
                                          ----------         ----------
                                          ----------         ----------